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                                                                    EXHIBIT 5.1


                 [LETTERHEAD OF WRIGHT, LINDSEY & JENNINGS, LLP]





                                  July 7, 2000

The Board of Directors
Pet Quarters, Inc.
720 East Front Street
Lonoke, Arkansas 72086

Re:  PetQuarters, Inc. Registration Statement on Form S-1, as Amended

Gentlemen:

         We have acted as counsel to Pet Quarters, Inc., an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration by the Company of an aggregate of 13,693,733 shares (the "Shares") of the Company's common stock, $0.001 par value per share.

         In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Shares have been or will be issued against receipt of the consideration approved by the Board of Directors of the Company, which will be no less than the par value thereof, and (ii) the Shares have been or will be issued in compliance with applicable federal and state securities laws.

         Based on the foregoing, we are of the opinion that the Shares are, or when issued as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing the opinions as members of the Bar of the State of Arkansas and express no opinion as to any other law.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                              Very truly yours,

                                              WRIGHT, LINDSEY & JENNINGS LLP